                                                          EXHIBIT 99.1A




                                    EXHIBIT A

                        AGREEMENT REGARDING JOINT FILING

         The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, and BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the Amendment containing the information required by Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  January 18, 2000

         BIOTECHNOLOGY VALUE FUND, L.P.

         By:      BVF Partners L.P., its general partner

                  By:      BVF Inc., its general partner

                           By: /s/ Mark N. Lampert
                               ---------------------------------
                               Mark N. Lampert
                               President

         BVF PARTNERS L.P.

         By:      BVF Inc., its general partner

                  By:  /s/ Mark N. Lampert
                       -----------------------------------
                       Mark N. Lampert
                       President

         BVF INC.

         By:  /s/ Mark N. Lampert
              -----------------------------------
              Mark N. Lampert
              President